March 7, 2025

Forward Looking Statements This presentation contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance," "see," "have confidence" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Without limitation, our three to five year milestone targets and other references to our plans, initiatives and objectives over the next three to five years, included in this presentation, are forward looking. Certain of these forward-looking statements include statements relating to: our mergers and acquisitions pipeline, acceleration of our run rate, acceleration toward and the timing of our achievement of our three to five year milestones, growth and acceleration of cash flow, driving higher returns on invested capital, and Adjusted EBITDA margin expansion. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to judge the demand outlook; our ability to achieve planned synergies related to acquisitions; regulatory approvals; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2024), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net CAPEX, and Net Debt to Adjusted EBITDA ratio. Adjusted EBITDA from continuing operations is defined as net income plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, and other discrete expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted Free Cash Flow is defined as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for the McGrath termination fee and transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by average invested capital. Adjusted earnings before interest and amortization is defined as Adjusted EBITDA (see definition above) reduced by depreciation and estimated statutory taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 25%. Average invested capital is calculated as an average of net assets. Net assets is defined as total assets less goodwill, intangible assets, net and all non-interest bearing liabilities. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful to investors because they allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. The Company believes that the presentation of Net Debt to Adjusted EBITDA ratio provides useful information to investors regarding the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliations of the non-GAAP measures used in this presentation (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this presentation. Information regarding the most comparable GAAP financial measures and reconciling forward-looking Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net Debt to Adjusted EBITDA ratio, and Net CAPEX to those GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide the most comparable GAAP financial measures nor reconciliations of forward-looking Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net Debt to Adjusted EBITDA ratio, and Net CAPEX to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide ranges that we believe will be achieved, we cannot accurately predict all the components of the calculations. The Company provides Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net Debt to Adjusted EBITDA ratio, and Net CAPEX guidance because we believe that those measures, when viewed with our results under GAAP, provides useful information for the reasons noted above. SAFE HARBOR 2

9:00 AM – 12:00 PM Opening Remarks Optimizing Our Platform Driving Growth BREAK Building Our Team Delivering Financial Results Closing Remarks and Q&A RECEPTION AND PRODUCT SHOWCASE AGENDA 3

Link to Video INVESTOR DAY KICK OFF VIDEO 4

Brad Soultz Chief Executive Officer Opening Remarks 01 Opening Remarks Optimizing Our Platform Driving Growth Building Our Team Delivering Financial Results Closing Remarks and Q&A 5

WillScot of yesteryear Essentials: Reinvented Our leadership in modular is bolstered FLEX is here to stay More than modular: unlocking storage Replicating success Built to withstand: BRM’s Thinking BIG & staying cold Fully-integrated, primed for growth 2015 2016 2018 2019 2020 2021 2022 2024 2025 A DECADE ON THE ROAD TO GROWTH

446 1,673 2,396 124 650 1,063 (89) 303 554 28% 39% 44% 2017 2021 2024 Successes1 Revenue CAGR27% Focus Areas Re-accelerate organic growth after flat 2023 to 2025 Adjusted EBITDA CAGR ~50% organic ~50% inorganic 36% Adjusted EBITDA Margin44% LTM Adjusted Free Cash Flow Margin23% Return on Invested Capital Up ~1,000 bps17% Accelerate drive to excellence following completion of the Mobile Mini integration Talent development & succession planning Expand Total Addressable Market (TAM) Continue consistent and disciplined capital allocation We hold ourselves to the highest standards of execution and transparency 1 As reported financial metrics from continuing operations. See Appendix for definition and Non-GAAP reconciliations. 2 2024 Adjusted Free Cash Flow excludes cash paid for transaction costs from terminated acquisitions of $180 million termination fee and transaction related charges of $46 million. See Appendix for definition and Non-GAAP reconciliation Revenue1 Adjusted EBITDA1 Adjusted Free Cash Flow1,2 Adjusted EBITDA Margin1 7 COMPELLING FINANCIAL RESULTS AND CLEAR PATH TO CONTINUED GROWTH

8 WE HAVE MULTIPLE PATHS TO DOUBLE OUR REVENUE  At our 2021 Investor Day, we believed we had $1B of growth opportunity  From 2021 through 2024, we harvested some of that growth  In 2023, as we achieved the milestones that we described in 2021, we thought deeply about the next stage of our growth  As our go to market has evolved, so too has our view of our growth opportunities  Today, we see $2.5B+ of revenue growth opportunity, with margins expanding to 50%, which we can achieve by executing known initiatives Potential Growth Opportunity 2021 Investor Day Value Added Products Lease Rate Optimization Market Penetration Logistics Recent M&A ~$1B Drive Local Market Execution Develop Enterprise Accounts and Verticals Potential Growth Opportunity 2025 Investor Day $2.5B+ Sell Value

ROBUST ORGANIC GROWTH SUPPLEMENTED BY SMART M&A



Adjusted EBITDA[1]
$M
124
378
238
740
(98)
120
301
1,063
2017[2]
Acquired Adj. EBITDA
Organic Growth
2021[2]
Divested Adj. EBITDA
Acquired Adj. EBITDA
Organic Growth
2024

- M&A has been a high priority for capital allocation and our pipeline supports a continuation
- ~50% of our Adjusted EBITDA growth has been acquired
- ~50% of our Adjusted EBITDA growth has been organic, compounding acquired and driven by Value-Added Products, rate optimization, and operating efficiencies, despite recent volume headwinds
- We streamlined our portfolio to become the leader in Flexible Space Solutions in North America
- Proven track record of acquiring & integrating

2025 WILLSCOT INVESTOR DAY

1 See Appendix for definition and Non-GAAP reconciliation.
2 Adjusted EBITDA from continuing and discontinued operations.

RIGHT FROM THE START 9

EXPANSION IN CASH FROM OPERATIONS SUPPORTS BALANCED CAPITAL ALLOCATION

Capital Allocation Framework 2021 Investor Day
%



25%
Cumulative Cash from Operations²
50%
25%
Net Capex
M&A
Returns to Shareholders

Capital Allocated[1] 2022 - 2024
%



23%
$2B²
52%
25%
Net Capex
M&A
Returns to Shareholders

Capital Allocation Framework 2025 Investor Day
%



25%
45%
~$5B²
25%
5%
Net Capex
M&A
Returns to Shareholders via Dividend
Returns to Shareholders & Leverage Maintenance

- Prioritize investing in organic growth and M&A
- Committed to maintaining appropriate leverage and returning cash to shareholders via share repurchases and dividend
- Adjusting our target leverage range to 2.5x – 3.25x with natural de-leveraging from growth into the midpoint of the range in 3 – 5 years

1 Returns to shareholders includes cash flows related to repurchase of Common Stock, taxes paid on employee stock awards, and receipts from issuance of Common Stock from the exercise of options
2 Capital Allocated represents cumulative Cash From Operations excluding cash paid for transaction costs from terminated acquisitions over the respective timeframes. For Capital Allocation Framework 2025 Investor Day, $5B is the cumulative Cash from Operations over the five year period.

2025 WILLSCOT INVESTOR DAY | RIGHT FROM THE START | 10

OUR NEXT GROWTH MILESTONES: $3B REVENUE, $1.5B ADJUSTED EBITDA, $700M FREE CASH FLOW



3,000
2,396
50%
44%
1,500
1,063
700
554
2024
3-5 years
Revenue1
Adjusted EBITDA1,3
Free Cash Flow1,3
Adjusted EBITDA Margin1,3

Performance Metric[1] % | $M	3 – 5 Year Operating Ranges ('21 Investor Day)	As of Q4 2024	3 – 5 Year Operating Ranges ('25 Investor Day)
Revenue CAGR[2]	5 - 10%	13% ✓	**5 - 10%**
Adjusted EBITDA Margin[3]	40 - 45%	44.4% ✓	**45 - 50%**
Return On Invested Capital[3]	10 - 15%	16.7% ✓	**15 - 20%**
Net Debt / Adjusted EBITDA[3]	3.0 - 3.5x	3.5x ✓	**2.5x - 3.25x**
Adjusted Free Cash Flow[4]	$500 - $650	$554 ✓	**$700 - $900**
Adjusted Free Cash Flow Margin[4]	20 - 30%	23.1% ✓	**20 - 30%**
Adjusted Free Cash Flow Per Share[4]	$2.00 - $4.00+	$3.02 ✓	**$4.00 - $6.00**

1 All metrics based on continuing operations unless otherwise stated
2 Revenue CAGR for Q4 2024A LTM is relative to Q4 2021A LTM
3 See Appendix for definition and Non-GAAP reconciliation.
4 Adjusted Free Cash Flow excludes cash paid for transaction costs from terminated acquisitions of $180 million termination fee and transaction related charges of $46 million. See Appendix for definition and Non-GAAP reconciliation. Adjusted Free Cash Flow Per Share calculated using Adjusted Free Cash Flow over the last 12 months and common shares outstanding of 183,564,899 shares as of December 31, 2024

W | 2025 WILLSCOT INVESTOR DAY
RIGHT FROM THE START
11

 In early 2022, we commenced a comprehensive review of our strategy to identify the “Next Horizon” of accretive growth levers  In late 2022, our Board commenced a “deep-dive” strategic self-assessment to ensure its composition, skill sets, and succession plans were appropriately evolving to further enhance governance as the business continues to scale  In mid 2023, we commenced a strategic assessment of our leadership team and succession plans, which have driven targeted Human Capital investments in Commercial Excellence, Digital Marketing, HR, Logistics, Business Development, Reporting / Analytics, and Shared Services  Throughout each stage, we engaged leading 3rd party advisors to provide benchmarking and outside-in thinking 12 CONTINUOUS EVALUATION OF STRATEGY & LEADERSHIP Strategy Assessment Board of Directors Assessment Leadership Assessment

Brad Soultz Chief Executive Officer Tim Boswell President and Chief Operating Officer Matt Jacobsen Chief Financial Officer Felicia Gorcyca Chief Human Resources Officer Andrew Auns Senior Vice President Gulf South Division Nicole Christian Senior Vice President West Division Brian Decker Senior Vice President Northeast Division Darren Gould Senior Vice President Central Division Mithat Sancar Senior Vice President Shared Services Charlie Wohlhuter Senior Director Investor Relations Conrad Zils Vice President Commercial Som Das Senior Vice President Logistics Corey Salemi Vice President of Product Management Karan Oberoi Vice President of Strategy 13 TODAY’S PRESENTERS ARE A MIX OF INDUSTRY VETERANS AND RECENT HIRES

Tim Boswell President Chief Operating Officer Som Das Senior Vice President of Logistics and Operations Mithat Sancar Senior Vice President of Shared Services Conrad Zils Vice President of Commercial Excellence Optimizing Our Platform 02 14 Opening Remarks Optimizing Our Platform Driving Growth Building Our Team Delivering Financial Results Closing Remarks and Q&A

15 Video Link 15 LA RAMS PROJECT SPOTLIGHT

16 35 40 45 50 55 60 65 70 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 N PS S co re Quarterly Customer Scores Total NPS Delivery, Service and Return NPS Linear (Delivery, Service and Return NPS) Construction and Logistics Industry Benchmarks1 Added Billing surveys Added Quote surveys WE USE A ROBUST CUSTOMER FEEDBACK LOOP TO INFORM OUR PRIORITIES  Net Promoter and Customer Satisfaction surveys collect feedback after all key customer interactions  Field leaders contact Detractors within 48 hours to resolve issues  Functional leaders review feedback to prioritize systematic improvements  WillScot NPS of 55-60 exceeds industry benchmarks  Continuous improvement of key customer facing processes will continue to set the standard of excellence in our industry  Process improvements also present opportunity to unlock financial value CRM Implementation 1 Retently 2024 NPS Benchmarks for B2B

OUR INITIATIVES OVER THE PAST TWO YEARS SUPPORT OUR STRATEGY AND BUILD ON PROMOTER AND DETRACTOR FEEDBACK

Great Place To Work. Certified APR 2024-APR 2025 USA

CRM Harmonization (following our SAP/ERP integration in 2021)

Q2'23

Defined 5-7 year strategic roadmap



Cold Storage platform added

Q3'23



Storage VAPS expansion



Clearspan platform added

Q4'23

WIN LOCALLY
Realignment, go to market as one team

New Sales HQ go-live

Q1'24

Great Place To Work. Certified APR 2024-APR 2025 USA

salesforce field service lightning

Enhanced dispatch and scheduling

Q2'24

Role localization and systems efficiencies

Rebrand, website, and customer portal launched

Q3'24

Defined back-office improvement plan

Q4'24

Enhanced pricing & quote configuration



Perimeter solutions platform added

Addresses promoters' feedback

Addresses detractors' feedback

Our roadmap is designed to do more for our promoters and address the concerns of our detractors

2025 WILLSCOT INVESTOR DAY

RIGHT FROM THE START 17

OUR THREE OPERATIONAL PILLARS ARE FOCUSED ON THE ALIGNMENT OF CUSTOMER EXPERIENCE

FIELD OPS → CENTRAL OPS → COMMERCIAL

Field Focus	Central Focus	Commercial Focus
Consolidated local dispatch	Order-to-cash optimization	Sales Coverage
Insourcing	Omni-channel support	Demand generation
Route optimization	Global capabilities center	Sales enablement
Asset management	Consistency across 260 touchpoints	E-commerce and portal

- ☑ Customer Satisfaction
- ☑ Revenue
- ☑ Margins
- ☑ ROIC

Each of our functional teams has identified initiatives to drive greater Customer Satisfaction, Revenue, Margins, and ROIC

2025 WILLSCOT INVESTOR DAY
RIGHT FROM THE START 18

OUR SCALED FIELD OPERATIONS ARE A COMPETITIVE ADVANTAGE – ANY SIZE PROJECT, ANYWHERE, OVER 700 TIMES PER DAY

FIELD OPS → CENTRAL OPS → COMMERCIAL










Large Scale Projects
Our hub and spoke operations and logistics capability can deliver on the largest projects

Total Site
We have a diverse product portfolio and ready fleet to get on site first and win

Giant Retailer
Our scaled inhouse logistics capability can mobilize rapidly and deploy large volumes

Small and Fast Projects
Our available fleet capacity means we get to the smallest sites faster than anyone

Underpinned by World Class Safety Performance and Management System

2025 WILLSCOT INVESTOR DAY
RIGHT FROM THE START
19

IN-HOUSE LOGISTICS AND FIELD SERVICE ARE SCALE ADVANTAGES THAT BENEFIT CUSTOMERS AND OUR RESULTS

FIELD OPS → CENTRAL OPS → COMMERCIAL

Logistics Differentiation


OVERSIZE

Our **Customers** *Prefer our Resources for the last mile. Vendors offer scalability as needed*

Doubling Down on Driver and Install Capacity *for our diversifying portfolio. Our scale offers* ***Cost Savings*** *internally servicing our customers*

Drives enhanced customer experience and margin growth

Service Enhancements

Customers *expect better order status today more than ever and need different levels of service*

We are poised to **Scale Automated Status** *and support large and small projects with* **Tailored Service Levels** *through local and enterprise level service offerings*



Supports enhanced customer experience and retention

W | 2025 WILLSCOT INVESTOR DAY

RIGHT FROM THE START 20

SCALED BRANCH OPERATIONS ALLOW US TO EXPAND PRODUCTS EFFICIENTLY AND REDUCE CUSTOMER LEAD TIMES AND COSTS

FIELD OPS → CENTRAL OPS → COMMERCIAL

Operations Excellence



We are **35 miles away from our customers,** *to win local*

WillScot can **Deploy and grow over 100,000 Assets** *faster and at low marginal cost*

Our **Refurbishment Capability** and existing fleet can facilitate **$600M Growth** in Lease Revenue at 20% of New Fleet Costs

Drives margin expansion and volume growth

Asset Management

Customers can reliably call on ONE provider *for Space Solutions*

The WillScot Operating ***Platform is Scalable***

- ☑ Flex integrated and Scaled
- ☑ Cold Storage integrated and Scaled
- ☑ ClearSpan integrated and Ready to Scale
- ☑ Fencing Integration underway and Ready to Scale in 2025



Drives revenue, margin, and ROIC for these growth segments

2025 WILLSCOT INVESTOR DAY
RIGHT FROM THE START 21

 Industry-leading operational capabilities are a core component of our value proposition and a competitive differentiator  In-house transportation and service improve the customer experience and drive margin efficiencies  Scale allows us to expand our offering efficiently and reduce our cost to serve  Fleet refurbishment capability is unique and a source of supply for capital efficient growth Focus on Operations Excellence represents a multi-year margin tailwind 22 KEY TAKEAWAYS – FIELD OPERATIONS

Delivery 66 Return 59 Service 58 Billing 1 23Mithat - Updated 20 Feb PM 23 Customer NPS Improving the process to resolve billing inquiries is our #1 lever to improve customer satisfaction Working Capital Days Sales Outstanding (DSOs) Reducing DSOs will improve overall capital efficiency and allow us to redeploy administrative resources Adjusted EBITDA Bad Debt and Credit % of Rev. Meaningful earnings and margin opportunity by eliminating revenue leakage in the OTC process Top Detractor Feedback Process to resolve billing inquiries Process to return unit Communication and scheduling of service and return 2024 NPS by Topic1 Current Target 78 65 ~$100M improvement Current Target 2.3% 1.5% ~$15M+ improvement OUR ORDER-TO-CASH PROCESS PRESENTS SIGNIFICANT OPPORTUNITY TO IMPROVE CUSTOMER EXPERIENCE AND RESULTS We conducted a holistic assessment of people, process, and technology and are shifting to execution F I E L D O P S C O M M E R C I A LC E N T R A L O P S 1 Net Promotor Score

ADDING NEW CUSTOMER SERVICE CHANNELS CAN IMPROVE SERVICE LEVELS WHILE REDUCING OPERATING COSTS

FIELD OPS → **CENTRAL OPS** → COMMERCIAL

Enhanced Online Portal



RIGHT FROM THE START

Launched ***enhanced online portal*** *in Q3 2024 offering enhanced* ***customer self-service functionality***

Actively ***driving adoption and migration*** *of legacy portal users*

This is a first step in the direction of contemporary **omni-channel engagement** and ultimately e-commerce

Improved customer experience, loyalty, and margins

Scaled Offshore Operations

Added offshore sales support *resources in 2024, demonstrating* ***equal productivity at reduced cost***

Opportunity to consolidate multiple existing 3rd-party offshore support teams and contractors

Cost-effectively ***scaling other support functions***



Improved customer service levels and margin expansion

2025 WILLSCOT INVESTOR DAY

RIGHT FROM THE START 24

 We have only just begun the early stages of shared services optimization following substantial systems and operational integration  Order-to-cash process alone represents an opportunity to improve the customer experience and unlock ~$100M of working capital and ~$15M+ of annual EBITDA  New customer service channels represent further opportunities to improve service and ~$10M of cost efficiencies  We are deploying a holistic approach across people, process, and technology to improve execution We believe our focus on Operations Excellence represents a multi-year margin tailwind 25 KEY TAKEAWAYS – CENTRAL OPERATIONS

UNIFIED OUR SALES COVERAGE MODEL TO A SINGLE LOCAL POINT OF ACCOUNTABILITY FOR OUR CUSTOMERS

FIELD OPS → CENTRAL OPS → **COMMERCIAL**

2023: ~450 Commercial Resources

Storage GM
Branch Level P&Ls

Pursue local storage projects


Territory Sales Reps


Inside Sales

Modular GM
Regional P&Ls

Pursue local modular projects


Territory Sales Manager


Inside Sales

2025: Expanding to ~500

General Manager
Market Level P&L

Maximize ***share of projects*** *and* ***project revenue***


Product Sales Manager


Territory Sales Manager


Inside Sales

Coverage models, support teams, and systems integrations aligned and stabilized. We believe we are ready to scale in 2025.

2025 WILLSCOT INVESTOR DAY
RIGHT FROM THE START
26

ALIGNED ACCOUNT MANAGEMENT TEAMS BY VERTICAL AND FORMALIZED BUSINESS DEVELOPMENT STRATEGY

FIELD OPS → CENTRAL OPS → **COMMERCIAL**

2023: ~50 Commercial Resources

Enterprise Accts (Modular)
Account Revenue: $435M

Focused on contractors.



Account Managers



Customer Support

Strategic Accts (Storage)
Account Revenue: $75M

Focused on Retail.



Account Managers

2025: Expanding to ~75

Enterprise Accounts
Account Revenue: $530M

Construction	Energy & Industrial	Retail Value Chain	Prof Svcs / Events	Government / Education

Aligned by vertical w/ leaders to maximize ***share of wallet*** and ***revenue.***



Account Mgrs



Biz Dev't Mgrs



Cust Support

Key Local Accounts
Account Revenue: $105M

Aligned by market to grow revenue w/ largest local accounts.



Key Account Mgrs

Books of business, target account lists, and support teams aligned by vertical.
Ramp business development in 2025.

2025 WILLSCOT INVESTOR DAY
RIGHT FROM THE START 27

ADDED CONTEMPORARY DIGITAL MARKETING CAPABILITIES FOR STRONGER BRAND AWARENESS AND LEAD GENERATION

FIELD OPS → CENTRAL OPS → **COMMERCIAL**

Strategies Implemented in 2024

1. Rebranded under WillScot brand and consolidated fragmented web presence (8 websites) to 1 website
2. Leveraging buyer intent data to drive marketing campaigns
3. Reaching previously untapped target customer segments via email and social channels
4. Executing targeted Account Based Marketing techniques to penetrate high-value accounts
5. Launched WillScot Solutions Center self-service portal to customers

Change Since Implementation

KPI	Change
Visibility Impressions | Web Traffic | Email Sends | Event Attendees	+10x
Calls Marketing Generated	+8%
Leads Marketing Generated	+2%
Conversion Rate Sales Executed	+1%
Quotes Unique Quotes	+7%

2025 WILLSCOT INVESTOR DAY

RIGHT FROM THE START 28

DEVELOPED "SALES HQ" IN CRM TO PRESCRIBE AI-INFORMED SELLING ACTIONS FOR OUR SALES TEAM

FIELD OPS → CENTRAL OPS → **COMMERCIAL**

Feature	2023	2024+
Territory visibility features		
Automated project feed from multiple sources	Full feature	Full feature
Progression by stage	Full feature	Full feature
Analytically-driven project potential predictions	No feature	Full feature
Integrated modular and storage project view for cross-sell	No feature	Full feature
Seller enablement features		
Automated, targeted notifications	Full feature	Full feature
Recommended seller actions by project size and stage	Partial feature	Full feature
Project sorting logic	No feature	Full feature
Project grouping to refine prioritization	No feature	Full feature

Full feature · Partial feature · No feature

- In 2024, we launched a technology tool that prioritizes projects for our sales teams based on project size, type, and stage
- While we had some features from legacy systems, our Sales HQ delivered a fully encapsulated targeting tool across our entire team
- The system continuously updates a rich data set of 250k+ project opportunities and makes better recommendations as we continue to use it

W | 2025 WILLSCOT INVESTOR DAY RIGHT FROM THE START 29

QUALITATIVE AND QUANTITATIVE FEEDBACK SHOWS SALES PRODUCTIVITY BUILDING INTO 2025

FIELD OPS → CENTRAL OPS → **COMMERCIAL**

Observed Leading Indicators from Sales Tool Enablement

Higher project-related sales activities (calls/emails) completed per week. Activities completed/rep related to projects increased by:

~2x



27.7K
13.8K
Q1'24
Q1'25

More aggressively identifying new contractors. The number of contractors verified per rep per week has increased by:

~3x



2,450
810
Q1'24
Q1'25

> "Visibility and ease of navigation is great. We can focus on the most important and work backwards"
>
> \- Market Sales Leader

> "The clear segregation of projects to work by role keeps our team aligned and working together"
>
> \- Territory Sales Manager

> "As a team, we agree to log and assign everything in tasks tied to the project so the team can collaborate on projects."
>
> \- Market Sales Leader

> "Biggest benefit right now is clearing up confusion on what to call during the time the reps have available for prospecting. I think the views are also a major improvement."
>
> \- Inside Sales Leader

Deploying best-in-class tools to drive sales efficiency & productivity

W | 2025 WILLSCOT INVESTOR DAY

RIGHT FROM THE START 30

WE ARE EXECUTING A ROADMAP TO CONTINUE IMPROVING SALES PRODUCTIVITY AND THE CUSTOMER EXPERIENCE

FIELD OPS → CENTRAL OPS → **COMMERCIAL**

Guided Config / Quoting


Process Inputs
Sales reps answer a series of questions about the customer's requirements
Product Filtering
System analyzes the answers and filters the product catalog to display only relevant products
Recommendation
Curated list of products is presented to sales rep, making it easier to recommend right solutions

- Guided discovery and product / VAPS recommendations
- Instantly see compatibility options, fewer quote revisions

- Increase ***x-sell / up-sell*** of VAPS and bundled solutions
- ***More live, real-time quoting***
- ***Fewer approvals*** required

AI-Enabled Pricing Engine


$-15%
$
$+40%
Good
Better
Best

- Competitive, segmented, and AI-driven personalized pricing
- Negotiate more effectively and convert more quotes

- ***Increase conversion*** rates with pre-approved prices
- Increased ***customer response*** rate

E-Commerce


DOWNLOAD THE WILLSCOT SOLUTIONS CENTER APP
The new WillScot Solutions Center app lets you manage your existing units, see invoices and make payments, track deliveries and pickups, request service or get a quote for new units. Anytime, anywhere.
App Store
Google Play

- Frictionless storage container ordering capability
- Designed to drive strong VAPS attachment and repeat business

- Test ***pricing and promotion approaches*** by market
- Dynamic pricing to ***maximize win rates and revenue capture***

W | 2025 WILLSCOT INVESTOR DAY
RIGHT FROM THE START 31

 Sales coverage model and organization stability improved dramatically heading into 2025 following a year of significant change  We are in the early stages of realizing benefits of significant investments in digital demand generation  We deployed and will continue to deploy best-in-class sales enablement tools to drive productivity  We added new external functional talent to partner with tenured field leadership to improve execution We have an enterprise-focus on both local and national organic growth levers 32 KEY TAKEAWAYS – COMMERCIAL OPERATIONS

Tim Boswell President Chief Operating Officer Karan Oberoi Vice President of Strategy Corey Salemi Vice President of Product Management Driving Growth 03 33 Opening Remarks Optimizing Our Platform Driving Growth Building Our Team Delivering Financial Results Closing Remarks and Q&A

34 $290B+ Job Site Services $1.5T Logistics $1.7T Commercial Real Estate $13B Maritime Containers $29B Office Furniture $640B+ Facility Management $20B Total Addressable Market (TAM) Historical $35B Commercial Storage Growing TAM as we extend our core capabilities We operate at a unique intersection of vast industrial B2B markets We leverage our scale to Win Locally We are a leader and innovator with an entrepreneurial mindset 34 WE SEE AN ATTRACTIVE OPPORTUNITY TO CONTINUE EXPANDING OUR ADDRESSABLE MARKET U.S and North America Market size estimates based on Mordor Intelligence, IMARC, PMI, and Research & Markets reports for 2023 and 2024, including Commercial Real Estate, Logistics, Job Site Services, Commercial Storage, Facility Management, Maritime Containers, and Office Furniture.

WE THOUGHTFULLY CONSIDERED THE CHANGES REQUIRED TO EXECUTE UPON OUR GROWTH STRATEGY  Where can WillScot double down on operational and commercial excellence?  How do we align WillScot’s organization and resources to best support growth?  In what ways can WillScot adapt its go-to-market approach for new assets and end markets?  How will WillScot use smart M&A to enter and scale new markets?  What technologies does WillScot need to invest in? 35

2.4 2024 1+ Drive Local Market Execution Develop Enterprise Accounts and Verticals Sell Value 3-5 Year Milestone WillScot 3-5 Year Revenue Milestone Waterfall $B 36 These three highly actionable and organic growth levers provide a pathway to $3B+ Revenue Milestone in 3-5 years and will be supplemented with smart acquisitions Our Next Milestone Total Opportunity That We Are Targeting 36 WE PUT IN PLACE THE FOUNDATION TO EXECUTE ACROSS THREE CORE GROWTH LEVERS 1.5+ 3

LOCAL AND ENTERPRISE INITIATIVES SUPPORT ~$1B GROWTH OPPORTUNITY

	CONSTRUCTION	ENERGY & INDUSTRIAL	RETAIL VALUE CHAIN	PROF. SERVICES & EVENTS	GOV / MILITARY & EDUCATION
Growth Play	**TAM[1]: ~$6B** WSC Rev[2]: ~$1B	**TAM: ~$2B** WSC Rev: ~$350M	**TAM: ~$5B** WSC Rev: ~$350M	**TAM: ~$5B** WSC Rev: ~$500M	**TAM: ~$1.5B** WSC Rev: ~$175M
Current sector penetration					
Current cross-selling success					
Estimated Growth Opportunity	**+$200M** (~20% Mkt S.)	**+$50M** (~20% Mkt S.)	**+$500M** (15% - 20% Mkt S.)	**+$375M** (15% - 20% Mkt S.)	**+$75M** (15% - 20% Mkt S.)

~$1B opportunity assuming reasonable penetration of target verticals

1 Internal estimate for Total Addressable Markets
2 2024 Revenue

W | 2025 WILLSCOT INVESTOR DAY
RIGHT FROM THE START 37

20% 35% 45% Total Revenue breakdown Distribution of Customers Total Revenue Focus on driving organic growth locally:  Single GM is accountable for performance in each of our 130 local markets  Field and inside sales organization (~500 FTEs) is aligned by market and empowered to sell across our spectrum of capabilities  New sales enablement tools provide improved targeting of project opportunities and sales efficiency  Introducing ecommerce roadmap to improve ease of doing business and reduce cost to serve 38 1. DRIVE LOCAL MARKET EXECUTION: 80% OF OUR REVENUE ~80% of our revenue is currently driven by our General Management and Field Sales organization Enterprise 200 Customers Regional 16,000 Customers Local 70,000 Customers

Implemented new general management structure and sales coverage model in Q1 2024 which stabilized heading into 2025 Increasing sales staffing by up to 20% with sales turnover improving +10pts sequentially heading into 2025 Implemented best-in-class tools and technology in 2024 to drive sales productivity Non-Res square footage starts declined 28% since H2 2022 Sales resource disruption and productivity gap relative to historical achievement levels Challenges in 2024 Actions Taken Sales productivity and staffing actions supporting Y/Y activation growth irrespective of market conditions Outcome Driving improved results across all product lines +6% pending orders vs PY1 39 1. DRIVE LOCAL MARKET EXECUTION: FOCUSING ON ORGANIC MARKET PENETRATION 1 As of March 2, 2025

 Within the 80% portion of Revenue that is attributed to our Local and Regional customers, we see a ~$1B addressable growth opportunity  New sales coverage model provides clear accountability at the territory, account, and product level  New enablement tools give us more precision and control over how we go to market locally:  Targeting new local customers  Improving customer conversion  Driving value per transaction  Local teams are well positioned and equipped to execute above recent baselines 40 1. DRIVE LOCAL MARKET EXECUTION: NEW TOOLS PROVIDE GREATER CONTROL AND PRECISION IN THE SALES PROCESS Initiative Target new local customers Improve customer conversion Value per transaction across local customers Digital Marketing Sales HQ Pricing Engine Quote Configurator E-Commerce           

20% 35% 45% Total Revenue breakdown Distribution of Customers Total Revenue Enterprise 200 Customers Regional 16,000 Customers Local 70,000 Customers 41 2. DEVELOP ENTERPRISE ACCOUNTS AND VERTICALS: OPPORTUNITY TO EXPAND WITH OUR LARGEST CUSTOMERS Our scale and superior operational execution within our categories is a top purchasing criteria Focus on driving organic growth nationally:  Our largest customers represent an immediate and actionable growth opportunity  Our value proposition focused on pure-play solutions is a differentiator  Legacy WSC and MINI had different structures and strategies for serving national accounts  Implementing expanded account management teams  Implementing vertically-aligned business development resources to build from what is already a marquee customer portfolio

42 Revenue by End Market Enterprise Accounts Government / Institutions Sample of Enterprise Account Opportunities Construction Commercial / Industrial Government / Institutions Energy & Natural Resources Construction Commercial / Industrial Retail / Wholesale Trade Retail / Wholesale Trade 42 2. DEVELOP ENTERPRISE ACCOUNTS AND VERTICALS: CURRENT PORTFOLIO IS OVER-INDEXED TO CONSTRUCTION AND RETAIL Energy & Natural Resources Total WillScot

43 Construction & Builders Energy & Industrial Retail & Distribution Healthcare Education & Government Entertainment 43 2. DEVELOP ENTERPRISE ACCOUNTS AND VERTICALS: WE ALREADY TOUCH EVERY MAJOR END MARKET IN THE ECONOMY Manufacturing

44 WillScot’s unrivaled product expertise, geographical reach, and operational execution are key differentiators for our Enterprise Accounts New vertical account realignment Development of vertical subject matter experts Establish executive sponsorship program Expanded WillScot product assortment Targeted Marketing support 44 2. DEVELOP ENTERPRISE ACCOUNTS AND VERTICALS: IMPLEMENTING A VERTICAL-ALIGNED BUS. DEV. FUNCTION

3. SELL VALUE: OUR BIGGEST STRENGTH IS GETTING STRONGER

PRICING › PRODUCT POSITIONING › VAPS › NEW CATEGORIES

Pricing

- Customers have different purchasing criteria and alternatives
- Continue best-in-class approach to rate management and capturing value

Product Positioning

- Differentiated product offering within our core Modular and Storage categories matters and is a tool to drive value
- Unrivaled refurbishment capability



VAPS

- Opportunity to increase VAPS penetration across all categories
- Balancing driving sales rep performance & expanding the offering
- Using technology to improve consistency

New Categories

- Executing a thoughtful NPD roadmap
- Differentiates our capabilities allowing us to deliver and capture more value

W | 2025 WILLSCOT INVESTOR DAY RIGHT FROM THE START 45

0% 50% 100% 150% 200% In de xe d U ni t P ric e Modular Unit Core Average Monthly Rate (excludes VAPS) % Storage Unit Core Average Monthly Rate (excludes VAPS) % Indicates Period of Non-Res Contraction Management Joins Transition to Value- Based Selling WSC IPO Merger Integration Optimize Processes 46 3. SELL VALUE: WE HAVE A LONG HISTORY OF SUSTAINED RATE GROWTH ACROSS ECONOMIC CYCLES P R I C I N G V A P S N E W C A T E G O R I E SP R O D U C T P O S I T I O N I N G

3. SELL VALUE: VALUE-BASED PRICING, PRODUCT DIFFERENTIATION, AND PROCESS RIGOR ALL DRIVE RATE

PRICING → PRODUCT POSITIONING → VAPS → NEW CATEGORIES

STRUCTURAL

Low Cost: 50 basis points of average project cost

High Value: first on, last off at projects delivering greater value to customers

Rising Equipment Costs: creates barrier to scale

Long-Life Assets: Unique ability to refurbish 20-30 year useful life assets to like-new condition

Demand: An abundance of upsell opportunities on every project site

STRATEGIC

Differentiated offering: Value-Added Products, scaled in-house logistics, field service capability

Product Positioning: different product classes for different customer needs

Offering breadth: meets customers where and when they operate

Scaling best practices across M&A: programmatic tuck-in strategy creates additional volume opportunities

TACTICAL

Manual centralized oversight: 90-day zero-based disciplined and demand-driven process

Out of term management: capture incremental value from inelastic opportunities

Technology: pricing algorithm recommended "ask" rate informed by ~350k moves / yr

2025 WILLSCOT INVESTOR DAY
RIGHT FROM THE START 47

48 0 500 600 700 800 $781 $625 $500 +56% Contracted Term 12 months Actual Term 30 months M on th ly R at e  Competitive, segmented, and AI-driven personalized pricing guidance for each customer  Maximize customer willingness to pay  Negotiate more effectively and convert more quotes  Higher conversion rates w/ more pre-approved prices  Increased customer response rate 3. SELL VALUE: IMPLEMENTING AI-ENABLED SEGMENTATION BOTH FOR INITIAL AND RENEWAL RATES P R I C I N G V A P S N E W C A T E G O R I E SP R O D U C T P O S I T I O N I N G AI-Enabled Pricing Engine Maximizes Initial Contract Rates Rate Management for Out-of-Term Contracts  Majority of customers keep our units beyond the term of their initial contract  Customers value the flexibility to return their unit upon project completion without committing to additional term  WSC can adjust pricing to compensate for customer flexibility beyond the committed contract term

3. SELL VALUE: OUR FLEET MIX IS STEADILY EVOLVING TOWARDS HIGHER VALUE CATEGORIES

PRICING → **PRODUCT POSITIONING** → VAPS → NEW CATEGORIES



Fleet Mix by NBV
$B
1.0
2.8
3.4
2017
2021
2024
3-5 Year Target
VAPS
FLEX
Traditional Complexes
Singles & GLOs
Traditional Storage
Cold Storage
Clearspan

- Our fleet mix evolution has been gradual and intentional over time due to long useful lives
- Our strategy involves retaining, deploying and refurbishing assets for traditional categories as needed, while at the same time investing in newer fleet categories

2025 WILLSCOT INVESTOR DAY FLEX includes steel frame blast resistant modules

RIGHT FROM THE START 49

50 2012 2024 3 – 5 Years2018 3rd Party Products & Fulfilment Robust Product Sourcing Network with WSC Fulfilment Initial Deployments of WSC Designed Products Regular Rhythm of Customer & Market Driven New Product Design $0.75B VAPS 14% $0.43B VAPS 20 – 25%  26% VAPS Revenue CAGR from 2012-2024  10-20% VAPS Revenue CAGR from 2024-2029 supports 5-10% Total Revenue CAGR $2.40B VAPS 17% Customer-Driven NPI & NPD Strategic Portfolio Management + Adjacency VAPS Pragmatic Innovation + WSC Owned VAPS (1st to Market) VAPS 5% 50 3. SELL VALUE: DEVELOPING TURNKEY SOLUTIONS TRANSFORMED OUR GO TO MARKET AND OUR REVENUE MIX P R I C I N G V A P S N E W C A T E G O R I E SP R O D U C T P O S I T I O N I N G ~80% gross margin and 12-month cash-on-cash return $3.00B

$- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 $355M $319 Q4 2024 VAPS AMR / UOR $86M $227M $668M $313M incremental revenue opportunity Modular VAPS Monthly Rate Achieved by Sales Representatives $215 2021 Investor Day $396 Q4 2024 LTM Delivered Rate $600 Milestone Rate $355M current annual revenue  Top sales representatives consistently achieve VAPS monthly rates >$600  Clear opportunity to drive growth with performance management and new offerings  Technology investments support greater productivity Total Potential Run-Rate VAPS Revenue Highly Inelastic Close Ratio1 75% 51 3. SELL VALUE: WE HAVE ~$300M OPPORTUNITY TO PENETRATE EXISTING TRANSACTION VOLUME P R I C I N G V A P S N E W C A T E G O R I E SP R O D U C T P O S I T I O N I N G 1 Close ratio represents closed value compared to value quoted.

$0 $50 $100 $150 $200 $250 $39 Q4 2024 $0 $100 $200 $300 $400 +$100M (Incremental) $40M (2024) $100 Top Performers $7M (2024) $79 Q4 2024 $200 Top Performers Near term target: $0.30 / sq ft+$24M (Incremental) Close Ratio1 72% Close Ratio1 88% Dry Storage Cold Storage Clearspan +$50M (Incremental) P R I C I N G V A P S N E W C A T E G O R I E SP R O D U C T P O S I T I O N I N G  ~$500M total VAPS opportunity in existing offering by improving sales performance management  ~$300M in Modular  ~$100M in Dry Storage  ~$24M in Cold Storage  ~$50M in Clearspan  VAPS opportunity increases as units on rent increase 52 3. SELL VALUE: ~$500M OPPORTUNITY IN EXISTING OFFERING BY IMPROVING SALES PERFORMANCE MANAGEMENT 1 Close ratio represents closed value compared to value quoted.

3. SELL VALUE: EVALUATING NEW CATEGORIES AND PRIORITIZING DEPLOYMENT ACROSS NETWORK

PRICING → PRODUCT POSITIONING → VAPS → **NEW CATEGORIES**

Expansion Filter and Philosophy

Complementary	To existing space solutions, substantial end market overlap, supported by trends and unmet needs
Commercial	Abilities in place for go to market
Operational	Abilities in place to deliver at scale
Market Leadership	Achievable organically and inorganically
Attractive Unit Economics	Justify investment relative to compelling existing portfolio
Value Lever Applicability	Value-Added Products, rate optimization, market penetration, operational excellence and M&A

We are the best owners for these assets because we can create additional value using our unique capabilities

Strategic Planning Timeline

- **H2 2022** — Launched deliberate strategic planning process around next stage of growth
- **H1 2023** — Aligned with BOD and leadership team; Prioritized nearest term opportunities
- **H2 2023** — Actively developed extensions organically and inorganically
  Organized field realignment to effectively execute while adding external talent
- **H1 2024** — Implemented field realignment and changed go-to-market approach to accommodate scaling of offering
- **2025**

2025 WILLSCOT INVESTOR DAY
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53

3. SELL VALUE: NEW CATEGORIES HAVE SIGNIFICANT END-MARKET OVERLAP WITH EXISTING REVENUE

PRICING → PRODUCT POSITIONING → VAPS → **NEW CATEGORIES**

End Market Overlap[1]

Construction & Infrastructure
- Engineering & Architecture – **2%**
- Highway & Heavy Construction – **4%**
- Home Builders & Developers – **12%**
- Non-Residential & GCs – **14%**
- Subcontractors – **10%**

Commercial / Industrial
- Agriculture, Forestry, Fishing – **1%**
- Manufacturing – **9%**
- Professional Services – **15%**
- Arts, Media, Hotels, Entertainment – **3%**
- Retail & Wholesale Trade – **14%**

Energy & Natural Resources
- Energy & Natural Resources – **6%**

Government / Institutions
- Education – **6%**
- Government – **2%**
- Healthcare – **1%**
- Other – **1%**

Use Cases

Cold Storage



Multi-Zone Units (Temperature)


WILLSCOT
COLD STORAGE

Containerized (80% target fleet mix)



Rear Cooling Unit

Clearspan Structures


Walmart

Gathering Spaces



Covered workspaces



Storage Facilities

Perimeter Solutions



Vehicle Gates



Sound Barriers



Improve Wind Screens



Wind Braces

W | 2025 WILLSCOT INVESTOR DAY

1 End market revenue based on Q4 2024

RIGHT FROM THE START 54

3. SELL VALUE: NEW CATEGORIES OPPORTUNITY IS ~$500M TO ~$1B OF REVENUE IN THREE-TO-FIVE YEARS

PRICING → PRODUCT POSITIONING → VAPS → **NEW CATEGORIES**

Opportunity Size

	2024 Run Rate	3-5 Years	At Maturity
Revenue	~$100M	$500M - $1B	$2B+
EBITDA	~$50M	$250M - $500M	$1B+

Value Levers

- Value Added Products (VAPS)
- Rate Optimization
- Market Penetration
- Operational Excellence
- M&A

Roadmap


Buy | Build
Incubate | Pilot
Integrate & Expand
Maturity
Cold Storage
Clearspan Structures
Perimeter Solutions

2025 WILLSCOT INVESTOR DAY
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55

3. SELL VALUE: EVOLVING OUR OFFERING TOWARDS HIGHER VALUE SOLUTIONS



PRICING
PRODUCT POSITIONING
VAPS
NEW CATEGORIES
Pace of Innovation
Traditional Modular or Storage
Adjacency / New Category
Next Generation of Fleet
Cold Storage Innovation
Solar Power Generation
Clearspan VAPS
Perimeter Solutions
Connected VAPS
Cold Storage VAPS
Evolution of Modular & Storage VAPS
Transactional Value
2012
2018
2024
3-5 Year Horizon

2025 WILLSCOT INVESTOR DAY
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56

WE WILL CONTINUE TO SUPPORT ALL GROWTH LEVERS WITH SMART, ACCRETIVE ACQUISITIONS

Historical Pipeline[1]

Actively Tracked

900+

Engaged | Signed NDA

150+

Submitted IOI/LOI

50+

Closed

34

Deals Since 2021

# of Deals	34
Capital Invested	~$1B
Revenue	~$270M
Pre-Synergies EBITDA	~$120M

Capital Allocated to M&A by Product Type



Clearspan
Containers
Perimeter Solutions
GLOs
Cold Storage
Modulars
Blast resistant

2025 WILLSCOT INVESTOR DAY

1 Excludes acquisitions of non-rental service providers

RIGHT FROM THE START 57

 We see $2.5B+ of targetable growth opportunity, more than enough to drive consistent 5-10% annual revenue growth  We are positioned to ramp up organic growth both locally and nationally leveraging our unique capabilities  We have a repeatable process to drive innovation, delivering more value to customers and higher ROIC  We intend to augment these strategies with smart, accretive acquisitions, having deployed over $1B in last 3 years We have clear, actionable opportunities to meet our growth targets 58 KEY TAKEAWAYS – DRIVING GROWTH

59 Video Link 59 King Kamehameha III Elementary School Project Spotlight – Lahaina, HI

Building our Team 04 Felicia Gorcyca Executive Vice President Chief Human Resources Officer 60 Opening Remarks Optimizing Our Platform Driving Growth Building Our Team Delivering Financial Results Closing Remarks and Q&A

Customer Benefits Key Metrics1 Human Capital Strategy Strong & Vibrant Culture Strong & Stable Workforce New Capability & Capacity Organic Lease Revenue Growth M&A World-Class Human Capital 15% Voluntary Turnover ~25% Senior Management team have been external hires 2X Great Place to Work Certified ~5-10% Trusted & reliable relationships Best practices from other industries at scale Novel product expertise & new end markets Ease of doing business 61 We are dedicated to creating value for all stakeholders: customers, shareholders, and employees OUR HUMAN CAPITAL STRATEGY IS ALIGNED TO OUR GROWTH ALGORITHM 1 Since 2021 Investor Day

TENURED TEAM ENSURES CONTINUITY IN FIELD

~ 85% of GMs have legacy company experience, bringing deep knowledge of local markets and customer relationships

~10 Average tenure of GMs is ~10 years

~ 20% of WSC employees are members of our "Decades of Dedication" with milestone anniversaries of 10+ years

~ 60% of Training hours are for production talent (direct labor, drivers) to upskill and cross-train for our expanding portfolio of solutions



WSC Workforce[1]
Direct Labor
Drivers
Sales
GMs
Shared Services & Admin



RIGHT FR
THE STAR

1 As of December 31, 2024. Note that Sales and Direct Labor include supervision roles.

2025 WILLSCOT INVESTOR DAY
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62

NEW LEADERSHIP HIRES ADD CAPABILITY & CAPACITY TO EXECUTE OUR GROWTH HORIZONS 60% 40% Pre-2021 Investor Day Post-2021 Investor Day 50%50% Pre-2021 Investor Day Post-2021 Investor Day 75% 25% Pre-2021 Investor Day Post-2021 Investor Day Active Board of Directors Rotation & Succession Planful Transition of Executive Officers1 Strategic Senior Management Hires for Growth & Efficiency Initiatives 3 New Independent Directors since 2023 2 of 4 EVPs are New Hires Multiple VP Hires from Other Industries Assessment of our Strategy, Governance & Leadership has driven reallocation of Human Capital resources to new investments in Commercial Excellence, Marketing, Digital, HR, Logistics and Shared Services 631 Pending Selection of Chief Technology Officer

OUR PEOPLE MAKE WILLSCOT A GREAT PLACE TO WORK®

Listen & Adjust

EMPLOYEE LISTENING PROGRAM INCLUDES QUARTERLY SURVEY AND TOWNHALL WITH OPEN Q&A

Great Place To Work. Certified APR 2024-APR 2025 USA


WillScot
74%
Typical Company¹
57%

"All things considered, WillScot is a Great Place to Work®"

Train & Empower

AWARDED FOR BEST LEARNING PROGRAM SUPPORTING A CHANGE TRANSFORMATION BUSINESS STRATEGY

Brandon Hall Group HCM Excellence Award LEARNING AND DEVELOPMENT GOLD 2024

35,000

Hours of Training Completed in 2024

"I am offered training or development to further myself professionally."

Recognize & Celebrate

HIGHLY LOCAL, AUTHENTIC APPROACH TO RECOGNITION DRIVES EMPLOYEE ENGAGEMENT COMPANY-WIDE

80%

Employees Receive Peer-to-Peer Recognition

4,650

Average Monthly Recognitions

"We hold ourselves accountable to do the right thing, especially when no one's looking."

Share & Represent

SIX EMPLOYEE-LED INCLUSIVENESS RESOURCE TEAMS – OPEN TO ALL EMPLOYEES

HISPANOS

VETERANS UNITED

WOMEN OF WSMM

PRISM

BOLD

INDIGENOUS CONNECTION

"When you join the company, you are made to feel welcome."

1 Great Place to Work® U.S. National Employee Engagement Study; data presented represents % of employees that state "All things considered, WillScot is a Great Place to Work" in 2024 Trust Index™ Survey

2025 WILLSCOT INVESTOR DAY
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64

“I feel good about the ways we contribute to the community.” 16 hours paid time off for each employee to volunteer in our communities ~400 causes supported 65 WE ARE COMMUNITY FOCUSED

Our core values shape how we work, make decisions, and support one another Dedicated to Health and Safety We take responsibility for our own well-being and for those around us. Health and safety are first, last and everything in-between. Committed to Inclusion & Diversity We are stronger together when we celebrate our differences and strive for inclusiveness. We encourage collaboration and support the diverse voices and thoughts of our employees and communities. Driven to Excellence We measure success through our results and the achievement of our goals. We continuously improve ourselves, our products, and services in pursuit of shareholder value. Trustworthy & Reliable We hold ourselves accountable to do the right thing, especially when nobody's looking. Devoted to Our Customers We anticipate the growing needs of our customers, exceed their expectations, and make it easy to do business with us. Community Focused We actively engage in the communities we serve and deliver sustainable solutions. 66 OUR CORE VALUES

 Strong & stable workforce enables continuity for recurring revenue sources + upskilling sales & direct labor  Deliberate process to identify talent gaps and make strategic additions to strengthen execution capabilities  Strong & vibrant culture – our employees make WillScot at Great Place to Work®  We are dedicated to creating value for all stakeholders We have the right team to deliver on our commitments 67 KEY TAKEAWAYS – BUILDING OUR TEAM

Matt Jacobsen Executive Vice President Chief Financial Officer Delivering Financial Results 05 68 Opening Remarks Optimizing Our Platform Driving Growth Building Our Team Delivering Financial Results Closing Remarks and Q&A

WE BELIEVE OUR LEASE REVENUES HAVE PROVEN RESILIENT AND SEE PATHS TO MAINTAIN A 5-10% REVENUE CAGR OVER TIME



Leasing Revenue LTM
GDP[1]
Non-residential construction square foot starts[1]
$1.8B
Lease Revenue[2]
11% CAGR
84% Increase
$1.0B
Lease Revenue[2]

2019	2020	2021	2022	2023 / 2024
"Normal" Demand	**COVID Shock**	**Post-COVID Inflection**	**"Exceptional" Demand**	**Non-Res and Retail Contract**
First full year post integration of ModSpace	Quickly reduced Net Capex to maintenance levels (~$150M) and removed costs (50% variable) driving 350 bps EBITDA margin expansion and FCF margin >20% exiting 2020	Demand bottoms in H1'21, activations increase in H2, and units on rent inflect positively with a lag due to long lease duration	All customer segments strong, with supply chain disruptions, reshoring trends, U.S. stimulus creating incremental demand	Large-scale industrial demand persists as warehousing, commercial office, smaller scale construction, and retail demand contract due to higher interest rates

Lease revenue growth outpaces GDP and non-res construction starts
3-year lease duration and end-market diversification mitigate volatility

W | 2025 WILLSCOT INVESTOR DAY

1 Indexed to Q1 2019 and based on last 12 months of activity
2 Leasing revenue pro forma to include pre-acquisition contributions from Mobile Mini and to exclude divested UK Storage and Tank & Pump segments

RIGHT FROM THE START 69

OUR GROWTH ALGORITHM SUPPORTS LEASING REVENUE GROWTH OF 5-10% PER YEAR AT 45-50% ADJUSTED EBITDA MARGIN

Customer Benefits	Flexible space solutions		Turnkey value proposition				Ease of doing business		Expanding product offering		
Growth Algorithm	Volume	✖	Rate + VAPS	=	**Organic Lease Revenue Growth**	+	Operational Excellence	+	M&A	=	**45% - 50%** Adjusted EBITDA Margin
Financial Impact	**~0-2%**		**~5-10%**		**~5-10%**		**~500 bps**				

We have multiple pathways to achieve a **5-10% annual** revenue growth rate and maintain **20-30% Free Cash Flow Margins** and **15-20% Return on Invested Capital**

2025 WILLSCOT INVESTOR DAY
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Revenue from Continuing Operations1 $M Adjusted EBITDA from Continuing Operations1,2 $M 2,275 1,673 2,143 2,365 2,396 2,475 '21 '22 '23 '24 '25 Outlook 1,000 650 884 1,061 1,063 1,090 38.8% 41.3% 44.9% 44.4% 44.0% '21 '22 '23 '24 '25 Outlook Reported Guidance Adjusted EBITDA Margin2  Q1’25 revenue down mid-single digits due to volume headwinds, moderating through course of year, assuming no further macro deterioration  Modest revenue growth in H2’25 from commercial initiatives, driven by rate & VAPS and expanded product offerings  At midpoint, expect moderating comparative Y/Y unit on rent headwinds throughout 2025 such that volumes are about flat Y/Y by end of year  Net CAPEX driven by investments in FLEX, Value- Added Products and expanded product offerings, supporting increased run-rate into 2026 71 2025 OUTLOOK: GROWTH INITIATIVES OFFSETTING ONGOING VOLUME HEADWINDS 1 CAGRs calculated using midpoint of 2025E. 2 See Appendix for definition and Non-GAAP reconciliation.

1 2025E reflects midpoint of guidance. CAGRs calculated using milestones noted in presentation. 2 See Appendix for definition and Non-GAAP reconciliation. 3 Adjusted Free Cash Flow excludes cash paid for transaction costs from terminated acquisitions of $180 million termination fee and transaction related charges of $46 million. - 1,000 2,000 3,000 4,000 2024A 2025E 3 to 5 years - 500 1,000 1,500 2,000 2024A 2025E 3 to 5 years Revenue1 $M Adjusted EBITDA1,2 $M 0% 5% 10% 15% 20% 25% 2024A 2025E 3 to 5 years Return on Invested Capital1,2 % Range of 15-20% 72 OUR FINANCIAL PROFILE WILL CONTINUE TO STRENGTHEN - 200 400 600 800 1,000 2024A 2025E 3 to 5 years Free Cash Flow1,2 $M 2,396 3,000 1,063 1,500 554 700 44% 50% 2024 3-5 years Revenue1 Adjusted EBITDA1,2 Free Cash Flow1,2,3 Adjusted EBITDA Margin1,2 Growth Milestones $M

1,063 1,500 1,050 700 437 350 200 250 2024A Adj. EBITDA² 3 to 5 Year Growth 3 to 5 Year Adj. EBITDA Cash Interest Tax and NWC³ Cash From Operations Net Capex Free Cash Flow Milestone Illustrative Annual Free Cash Flow1 $M 73 WE SEE A CLEAR PATH TO $1.5B ADJUSTED EBITDA AND $700M FREE CASH FLOW  Illustrative example drives 26% Free Cash Flow growth from $554M in 2024 to $700M+ in 3 – 5 years  Portfolio of opportunities and flexible capex create multiple paths to achieve milestone  Growth in Cash from Operations generates ~$5B cumulative capital over 5 years  Represents ~90% of current market cap available for reinvestment4  M&A is incremental 1 Excludes any contribution from incremental M&A. 2 See Appendix for definition and Non-GAAP reconciliation. 3 Assumes full cash tax payer and working capital improvement. 4 Based on share price as of 3/5/2025. Our Next Growth Milestones: $3B Revenue, $1.5B Adjusted EBITDA, $700M Free Cash Flow

EXPANSION IN CASH FROM OPERATIONS SUPPORTS BALANCED CAPITAL ALLOCATION

Capital Allocation Framework 2021 Investor Day
%



25%
Cumulative Cash from Operations[2]
50%
25%
Net Capex
M&A
Returns to Shareholders

Capital Allocated[1] 2022 - 2024
%



23%
$2B[2]
52%
25%
Net Capex
M&A
Returns to Shareholders

Capital Allocation Framework 2025 Investor Day
%



25%
~$5B[2]
45%
25%
5%
Net Capex
M&A
Returns to Shareholders via Dividend
Returns to Shareholders & Leverage Maintenance

- Prioritize investing in organic growth and M&A
- Committed to maintaining appropriate leverage and returning cash to shareholders via share repurchases and dividend
- Adjusting our target leverage range to 2.5x – 3.25x with natural de-leveraging from growth into the midpoint of the range in 3 – 5 years

2025 WILLSCOT INVESTOR DAY

1 Returns to shareholders includes cash flows related to repurchase of Common Stock, taxes paid on employee stock awards, and receipts from issuance of Common Stock from the exercise of options
2 Capital Allocated represents cumulative Cash From Operations excluding cash paid for transaction costs from terminated acquisitions over the respective timeframes. For Capital Allocation Framework 2025 Investor Day, $5B is the cumulative Cash from Operations over the five year period.

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WE HAVE MULTIPLE PATHS TO GENERATE $4 - $6 FREE CASH FLOW PER SHARE

Capital Allocation Framework 2025 Investor Day

%


25%
25%
5%
45%
~$5B[1]
Net Capex
M&A
Returns to Shareholders via Dividend
Returns to Shareholders via Repurchases & Leverage Maintenance

	2021	2024		0% M&A, 75% Return to Shareholders[1]		25% M&A, 50% Return to Shareholders[1]	
FCF[2]	$303	$554	*+83%*	$700	*+26%*	$815	*+47%*
SO[3]	233	184	*-21%*	114	*-38%*	139	*-25%*
FCF / Share	$1.30	$3.02	*2.3x*	$6.16	*2.0x*	$5.88	*2.0x*
FCF / Share CAGR			*31%*		*15%*		*14%*

- ~$5B Cash from Operations available to allocate over 5 years
- Organic Free Cash Flow growth is our strongest value creation lever
- Multiple paths to compound Free Cash Flow per share with M&A and/or share repurchases
- Both scenarios are consistent with target leverage range of 2.5x – 3.25x

1 Assumes $5B of capital available for reinvestment from Cash from Operations over 5 years, 25% of capital allocated to organic capital expenditures, 5% capital allocated to dividend, repurchases at $50 per share, and acquisitions at 9x EBITDA and 60% conversion of acquired EBITDA to FCF. M&A scenario assumes no additional capital reinvestment capacity from acquired EBITDA. Compound annual growth rate from 2024 to 2029
2 Free Cash Flow. 2024 is Adjusted Free Cash Flow. See Appendix for definition and Non-GAAP reconciliation.
3 2024 shares outstanding based on common shares outstanding as of December 31, 2024. 2021 shares outstanding includes dilutive effect of warrants.

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BRINGING IT ALL TOGETHER…AND TO HELP YOU WITH YOUR MODELING

Performance Metric[1] % | $M	3 – 5 Year Operating Ranges ('21 Investor Day)	As of Q4 2024	3 – 5 Year Target Operating Ranges ('25 Investor Day)
Revenue CAGR[2]	5 - 10%	13%	**5 - 10%**
Adjusted EBITDA Margin[3]	40 - 45%	44.4%	**45 - 50%**
Return On Invested Capital[3]	10 - 15%	16.7%	**15 - 20%**
Net Debt / Adjusted EBITDA[3]	3.0 - 3.5x	3.5x	**2.5x - 3.25x**
Adjusted Free Cash Flow[4]	$500 - $650	$554	**$700 - $900**
Adjusted Free Cash Flow Margin[4]	20 - 30%	23.1%	**20 - 30%**
Adjusted Free Cash Flow Per Share[4]	$2.00 - $4.00+	$3.02	**$4.00 - $6.00**

- We have multiple paths to achieve our milestones
- Free Cash Flow grows as we efficiently allocate capital, while operating in a healthy ROIC range
- Reducing our leverage range to 2.5x – 3.25x with natural de-leveraging from growth into the midpoint of range in 3 – 5 years
- Cash from Operations growth and capital allocation drive Free Cash Flow Per Share to $4.00 - $6.00 in 3 - 5 years

1 All metrics based on continuing operations unless otherwise stated
2 Revenue CAGR for Q4 2024A LTM is relative to Q4 2021A LTM
3 See Appendix for definition and Non-GAAP reconciliation
4 Adjusted Free Cash Flow excludes cash paid for transaction costs from terminated acquisitions of $180 million termination fee and transaction related charges of $46 million. See Appendix for definition and Non-GAAP reconciliation. Adjusted Free Cash Flow Per Share calculated using Adjusted Free Cash Flow over the last 12 months and common shares outstanding of 183,564,899 shares as of December 31, 2024

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 Our portfolio of growth levers supports our ability to achieve milestones of $3B revenue, $1.5B Adjusted EBITDA and $700M Free Cash Flow  We consistently demonstrate best in class profitability, cash flow, and returns  Our capital allocation framework drives sustainable and compelling returns to shareholders  We see multiple pathways to generate $4.00 – $6.00 of Free Cash Flow Per Share We have a proven formula to drive sustained results over time 77 KEY TAKEAWAYS – DELIVERING FINANCIAL RESULTS

Brad Soultz Chief Executive Officer Closing Remarks and Q&A 06 78 Opening Remarks Optimizing Our Platform Driving Growth Building Our Team Delivering Financial Results Closing Remarks and Q&A

 Our portfolio of growth levers supports our ability to achieve milestones of $3B revenue, $1.5B Adjusted EBITDA and $700M Free Cash Flow  Commercial and operation excellence drive significant customer experience and financial impact  We consistently demonstrate best in class profitability, cash flow, and returns  We see multiple pathways to generate $4.00 – $6.00 of Free Cash Flow Per Share  Our consistent capital allocation framework drives sustainable growth and compelling returns to shareholders We have the team and platform to deliver on our commitments 79 KEY TAKEAWAYS

APPENDIX – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES 80

RECONCILIATION OF NON-GAAP MEASURES – ADJUSTED EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before income tax expense (benefit), net interest (income) expense, depreciation and amortization adjusted for certain items considered non-core to our business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, lease impairment expense, transaction costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, and other discrete expenses.

(in thousands)	2017	2021	2022	2023	2024
Income (loss) from continuing operations	$(164,462)	$114,895	$276,341	$341,844	$28,129
Income tax expense (benefit) from continuing operations	(936)	36,528	88,863	126,575	8,475
Interest expense, net	107,076	116,358	146,278	205,040	227,311
Depreciation and amortization	81,292	280,567	319,099	338,654	384,972
Currency (gains) losses, net	(12,878)	427	886	6,754	593
Restructuring costs, lease impairment expense and other related charges[1]	2,196	14,754	168	22	9,435
Termination fee	—	—	—	—	180,000
Impairment loss on intangible asset[3]	—	—	—	—	132,540
Impairment loss on long-lived asset	—	—	—	—	374
Impairment loss on goodwill	60,743	—	—	—	—
Transaction costs	23,881	1,375	25	2,259	651
Integration costs[2]	—	28,410	15,484	10,366	7,521
Stock compensation expense	9,382	18,728	29,613	34,486	35,966
Loss on extinguishment of debt	—	5,999	—	—	—
Fair value loss on common stock warrant liabilities	—	26,597	—	—	—
Other[4]	2,515	4,966	7,117	(4,535)	47,193
Algeco corporate overhead	15,112	—	—	—	—
Adjusted EBITDA from continuing operations	**$123,921**	**$649,604**	**$883,874**	**$1,061,465**	**$1,063,160**

1 Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee termination costs
2 Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies
3 In 2024, we recorded a one-time non-cash charge of $133 million due to the impairment of the Mobile Mini tradename associated with rebranding our consolidated portfolio under the WillScot brand
4 For the year ended 12/31/24, other includes $42.4 million in legal and professional fees related to the terminated McGrath transaction.

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Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before income tax expense (benefit), net interest (income) expense, depreciation and amortization adjusted for certain items considered non-core to our business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, lease impairment expense, transaction costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, and other discrete expenses. Adjusted EBITDA from continuing and discontinued operations, as presented below, includes amounts for the former Tank and Pump segment and the former UK Storage Solutions segment. (in thousands) 2021 Net income $160,144 Income tax expense 49,546 Interest expense, net 117,987 Depreciation and amortization 315,567 Currency losses, net 548 Restructuring costs, lease impairment expense and other related charges1 14,756 Transaction costs 1,375 Integration costs2 28,424 Stock compensation expense 18,989 Loss on extinguishment of debt 5,999 Fair value loss on common stock warrant liabilities 26,597 Other 461 Adjusted EBITDA from continuing and discontinued operations $740,393 82 RECONCILIATION OF NON-GAAP MEASURES – ADJUSTED EBITDA 1 Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee termination costs 2 Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before income tax expense (benefit), net interest (income) expense, depreciation and amortization adjusted for certain items considered non-core to our business operations including net currency (gains) losses, goodwill and other impairment charges, restructuring costs, lease impairment expense, transaction costs, costs to integrate acquired companies, non-cash charges for stock compensation plans, and other discrete expenses. The following table provides a reconciliation of Income from discontinued operations to Adjusted EBITDA from discontinued operations. (in thousands) Q4 2021 Tank and Pump 2022 Discontinued Operations 2022 Annualized Discontinued Operations1 Income from discontinued operations 3,990 $63,199 $67,189 Gain on sale of discontinued operations — (35,456) (35,456) Income tax expense from discontinued operations 1,665 35,725 37,390 Interest expense, net 195 1,301 1,496 Depreciation and amortization 6,693 24,408 31,101 Currency losses, net — 138 138 Integration costs2 9 9 Stock compensation expense 47 215 262 Other 719 (3,780) (4,499) Adjusted EBITDA from discontinued operations $11,880 $85,750 $97,630 83 RECONCILIATION OF NON-GAAP MEASURES – ADJUSTED EBITDA 1 Tank and Pump was sold on September 30, 2022. 2022 Annualized Adjusted EBITDA from discontinued operations includes Q4 2021 Tank and Pump Adjusted EBITDA and 2022 Adjusted EBTIDA from discontinued operations. 2 Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business. The following table provides comparisons of Adjusted EBITDA Margin to Gross Profit Margin. (in thousands) 2017 2021 2022 2023 2024 Adjusted EBITDA from continuing operations (A) $123,921 $649,604 $883,874 $1,061,465 $1,063,160 Revenue (B) $445,942 $1,672,980 $2,142,623 $2,364,767 $2,395,718 Adjusted EBITDA from Continuing Operations Margin (A/B) 27.8% 38.8% 41.3% 44.9% 44.4% Gross Profit (C) $165,570 $844,703 $1,135,482 $1,333,870 $1,301,839 Gross Profit Margin (C/B) 37.1% 50.5% 53.0% 56.4% 54.3% See additional pages in Appendix for definitions and Non-GAAP reconciliations 84 RECONCILIATION OF NON-GAAP MEASURES – ADJUSTED EBITDA MARGIN %

Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA from continuing operations from the last twelve months. We define Net Debt as total debt from continuing operations net of total cash and cash equivalents from continuing operations. Management believes that the presentation of Net Debt to Adjusted EBITDA ratio provides useful information to investors regarding the performance of our business. The following table provides a reconciliation of Net Debt to Adjusted EBITDA ratio. (in thousands) 2024 Long-term debt $3,683,502 Current portion of long-term debt 24,598 Total debt 3,708,100 Cash and cash equivalents 9,001 Net debt (A) $3,699,099 Adjusted EBITDA from continuing operations for the year ended December 31, 2024 (B) $1,063,160 Net Debt to Adjusted EBITDA ratio (A/B) 3.5 85 RECONCILIATION OF NON-GAAP MEASURES – NET DEBT TO ADJUSTED EBITDA RATIO

We define Adjusted Free Cash Flow as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for the McGrath termination fee and transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by Total Revenue including discontinued operations. Management believes that the presentation of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin provides useful additional information concerning cash flow available to fund our capital allocation alternatives. Adjusted Free Cash Flow as presented includes amounts for the former Tank and Pump segment and the former UK Storage Solutions segment through September 30, 2022 and January 31, 2023, respectively. The following table provides reconciliations of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin. (in thousands) 2017 2021 2024 Net cash provided by (used in) operating activities $(1,362) $539,902 $561,644 Purchase of rental equipment and refurbishments (111,701) (278,498) (280,857) Proceeds from sale of rental equipment 28,041 55,210 63,997 Purchase of property, plant and equipment (4,446) (30,498) (18,435) Proceeds from the sale of property, plant and equipment 392 16,911 1,867 Cash paid for termination Fee — — 180,000 Cash paid for transaction costs from terminated acquisitions — — 45,721 Adjusted Free Cash Flow (A) $(89,076) $303,027 $553,937 Revenue from continuing operations $445,942 $1,672,980 $2,395,718 Revenue from discontinued operations — 221,917 — Total Revenue including discontinued operations (B) $445,942 $1,894,897 $2,395,718 Adjusted Free Cash Flow Margin (A/B) (20.0)% 16.0% 23.1% Net cash provided by (used in) operating activities (C) $(1,362) $539,902 $561,644 Net cash provided by (used in) operating activities margin (C/B) (0.3)% 28.5% 23.4% 86 RECONCILIATION OF NON-GAAP MEASURES – ADJUSTED FREE CASH FLOW AND ADJUSTED FREE CASH FLOW MARGIN

We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Management believes that the presentation of Net CAPEX provides useful information regarding the net capital invested in our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business. As presented below, Net CAPEX includes amounts for the former Tank and Pump segment and the former UK Storage Solutions segment through September 30, 2022 and January 31, 2023, respectively. The following table provides reconciliations of Net CAPEX. 87 (in thousands) 2020 Purchase of rental equipment and refurbishments $(172,383) Proceeds from sale of rental equipment 38,949 Net CAPEX for Rental Equipment (133,434) Purchase of property, plant and equipment (16,454) Proceeds from the sale of property, plant and equipment 7,355 Net CAPEX $(142,533) RECONCILIATION OF NON-GAAP MEASURES – NET CAPEX

(in thousands) 2017 2024 Total Assets $1,410,742 $6,034,911 Goodwill (28,609) (1,201,353) Intangible assets, net (126,259) (251,164) Total Liabilities (926,192) (5,016,318) Long Term Debt 624,865 3,683,502 Net Assets, as defined above 975,498 3,249,578 Average Invested Capital (A) $570,043 $3,217,513 Adjusted EBITDA 123,921 $1,063,160 Less: Depreciation (78,986) (346,467) Adjusted EBITA (B) $44,935 $716,693 Statutory Tax Rate (C) 25% 25% Estimated Tax (B*C) 11,234 $179,173 Adjusted earning before interest and amortization (D) 33,701 $537,520 Return on Invested Capital (D/A), annualized 6.0% 16.7% Return on Invested Capital is defined as Adjusted earnings before interest and amortization divided by Average Invested Capital. Management believes that the presentation of Return on Invested Capital provides useful information regarding the long-term health and profitability of the business relative to the Company's cost of capital. We define Adjusted earnings before interest and amortization as Adjusted EBITDA (see reconciliation above) reduced by depreciation and estimated taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate. The Average Invested Capital is calculated as an average of Net Assets, a four quarter average for annual metrics and two quarter average for quarterly metrics. Net assets is defined for purposes of the calculation below as total assets less goodwill, intangible assets, net, and all non- interest bearing liabilities. The following table provides reconciliations of Return on Invested Capital. 88 RECONCILIATION OF NON-GAAP MEASURES – RETURN ON INVESTED CAPITAL

89